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                                                          Exhibit 11
                                                          Page 1 of 1
THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)

                                                   Three months ended
                                                   March 31,
                                                   ------------------
Primary:                                            1994       1993
                                                   -------   --------

Net income                                        $17,210   $ 14,631
Less: Preferred stock dividends                      (280)      (281)
                                                   -------   --------

                                                  $16,930   $ 14,350
                                                   =======   ========

Average common shares outstanding before
   common equivalents                              42,218     41,975

Common equivalent stock options                       800        952
                                                   -------   --------

Average common and equivalent shares               43,018     42,927
                                                   =======   ========


Net income per share (dollars)                    $  0.39   $   0.33
                                                   =======   ========

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

                             Three months ended March 31,
                             ----------------------------------------
                              1994                  1993
                             -----------------     ------------------
                             Common                Common
Fully Diluted:               Shares    Income      Shares     Income
                             -------   -------     -------   --------

Average common and
   equivalent shares
   and net income
   per above                 43,018   $16,930      42,927   $ 14,350

Common equivalent stock
   options                                             89
                             -------   -------     -------   --------

                             43,018   $16,930      43,016   $ 14,350
                             =======   =======     =======   ========


Net income per
   share (dollars)                    $  0.39               $   0.33
                                       =======               ========

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